     As filed with the Securities and Exchange Commission
                        on January 16, 1996
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       -------------------
                            FORM S-3
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                       -------------------

                  AMERICAN BANKNOTE CORPORATION
         (Formerly, UNITED STATES BANKNOTE CORPORATION)
     (Exact name of registrant as specified in its charter)

           DELAWARE                       13-0460520
   (State or other jurisdiction     (IRS Employer Ident. No.)
of incorporation or organization)

                       51 WEST 52ND STREET
                    NEW YORK, NEW YORK  10019
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    HARVEY J. KESNER, ESQUIRE
      SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  AMERICAN BANKNOTE CORPORATION
                       51 WEST 52ND STREET
                    NEW YORK, NEW YORK 10019
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                    ROBERT B. MURPHY, ESQUIRE
                  SONNENSCHEIN NATH & ROSENTHAL
            1301 K STREET, N.W., SUITE 600 EAST TOWER
                     WASHINGTON, D.C.  20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Selling Shareholders on the basis of market conditions and other factors.

        If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box. . . . . . . . . . . . .[ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. . . . . . . . . . . . . . . . [X]

        If this Form is filed to register additional securities
for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering. . . . .[ ]_________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering . . . . . . . . . . . . . . . . . . . . . . [ ]_________

        If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box. . . . . [ ]

                 Calculation of Registration Fee
Title of each       Amount to be        Proposed Maximum
class of            Registered          Aggregate Offering
securities                              Price Per Share(1)
being registered

Common Stock        386,617             $1.31
($0.01 par value),
with associated
Preferred Stock
Purchase Rights

Proposed Maximum    Amount of Registration
Aggregate           Fee(1)
Offering Price(1)

$506,468            $174.64

___________________________

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of such Common Stock as reported on the New York Stock Exchange on January 9, 1996.

                    ________________________


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

=================================================================

P R O S P E C T U S

                         386,617 Shares

                  American Banknote Corporation

                  Common Stock ($.01 par value)

                        _________________

     This Prospectus relates to an aggregate of up to 386,617 shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of American Banknote Corporation (the "Company") which may be offered for sale from time to time for the account of the selling shareholder named herein (the "Selling Shareholder"). The Shares were issued in a private placement to the Selling Shareholder in connection with the Company's acquisition of an equity interest in Orda Card Hi-Tech Industries
(1995) Ltd.  See "THE ACQUISITION."

     The Selling Shareholder and any brokers executing selling orders on behalf of the Selling Shareholder may be deemed to be "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will receive none of the proceeds of this offering.

     There is no assurance that the Selling Shareholder will sell any or all of the Shares. The Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "ABN". On January 9, 1996, the closing price of the Common Stock was $1.25 per share on that Exchange.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or make any representations, other than as contained herein, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, securities in any state or jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

     One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe material arrangements for sale of the Shares, if any, when such arrangements are entered into by the Selling
Shareholder.

      The date of this Prospectus is January ___, 1996.

                        TABLE OF CONTENTS

Available Information  . . . . . . . . . . . . . . . . . . . . .
Documents Incorporated by Reference. . . . . . . . . . . . . . .
The Company  . . . . . . . . . . . . . . . . . . . . . . . . . .
The Acquisition  . . . . . . . . . . . . . . . . . . . . . . . .
Selling Shareholder  . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .
Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .
Other Information. . . . . . . . . . . . . . . . . . . . . . . .


                      AVAILABLE INFORMATION

     The Company files periodic reports and other information with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60611. Copies of such reports, proxy statements and other information concerning the Company may also be inspected at the NYSE's office at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.

               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Company filed with the Commission are incorporated by reference in this Prospectus:

     A. The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including amendments thereto filed with the Commission on May 1, 1995 and August 30, 1995.

     B.   All other reports filed by the Company pursuant to
          Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report referenced in
          (a) above; and

     C. The description of the Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on September 30, 1993 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or replaces such statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to the Secretary, American Banknote Corporation, 51 West 52nd Street, New York, New York 10019. The Company's telephone number is (212) 582-9200.

                           THE COMPANY

     The Company is a holding company which, through its wholly-owned subsidiary, American Bank Note Company ("ABN"), and through its majority ownership in American Bank Note Company Grafica e Servicos Ltda. ("ABN-Brazil"), is the largest private sector security printer in both North America and Brazil. The Company believes that it is one of the four largest private sector security printers in the world. ABN and ABN-Brazil design, engrave and produce counterfeit-resistant documents of value, the printing of which constitutes a specialized niche on the printing industry. American Bank Note Holographics, Inc. ("ABNH"), a wholly-owned subsidiary of the Company, is the world's largest producer of holograms for security applications.

     ABN's products include U.S. Department of Agriculture food coupons, official checks for the U.S. Department of the Treasury, stock and bond certificates, travelers cheques, foreign currency and commercial documents of value such as gift certificates and bank checks. The Company believes that it produces a majority of all publicly traded stock and bond certificates utilized in the United States.

     ABN-Brazil, based in Rio de Janeiro and Sao Paulo, is a leading private sector check printer in Brazil, as well as a leading financial payment card and pre-paid telephone card manufacturer. ABN-Brazil produces a wide variety of lithographic and intaglio documents for governmental and commercial customers in Brazil and neighboring countries, including motor vehicle registration forms, luncheon vouchers and drivers licenses. As of July 1, 1995, ABN-Brazil acquired the printing business and operations of Grafica Bradesco Ltd. ("Grafica Bradesco") from Banco Bradesco S.A. in exchange for a 22.5% interest in ABN-Brazil. Grafica Bradesco's business includes check printing, check personalization, continuous forms, deposit slips, financial cards and insurance policies.

     ABNH develops, produces and markets holograms used in a variety of anti-counterfeiting and commercial applications. A hologram is a laser generated, three-dimensional record of an object on a flat, two-dimensional surface. The advanced technologies used in the production of holograms make it very difficult for counterfeiters to produce or copy holograms. ABNH is the principal producer of holograms for credit cards around the world, as well as a producer of holograms for a variety of other security and commercial applications.

     Unless the context otherwise indicates, references herein to the Company are to American Banknote Corporation and its subsidiaries. The principal executive offices of the Company are located at 51 West 52nd Street, New York, New York 10019, and its telephone number is (212) 582-9200.


                         THE ACQUISITION

     Pursuant to a Stock Purchase Agreement dated January 7, 1996 (the "Agreement"), the Company acquired a 25% equity interest in Orda Card Hi-Tech Industries (1995) Ltd., a corporation organized under the laws of the State of Israel ("Orda Card"), for cash and the Shares. Orda Card operates a financial and identification card manufacturing business in Israel. The Registration Statement of which this Prospectus forms a part was filed with the Commission pursuant to the registration provisions of the Agreement.


                       SELLING SHAREHOLDER

     The following table sets forth as of the date of this Prospectus, certain information with regard to the beneficial ownership of the Common Stock by the Selling Shareholder.


                         Common Stock Beneficially     Shares to
Name and Position        Owned Prior to Offering       be Sold


Orda Card Hi-Tech
 Industries (1995) Ltd.  386,617                       386,617



Common Stock Beneficially          Common Stock Beneficially
Owned After the Offering -         Owned After the Offering -
Number of Shares                   Percent of Outstanding


0                                  0%



                      PLAN OF DISTRIBUTION

     Any or all of the Shares may be sold from time to time by the Selling Shareholder. Sales of the Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions.

     In effecting sales of the Shares, broker-dealers engaged by the Selling Shareholder may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     A supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold;
(d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and (e) other facts material to the transaction.

     There is no assurance that the Selling Shareholder will sell any or all of the Shares offered hereby.

     The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.


                         INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. Further, indemnification is permitted in both third-party and certain derivative suits if such director or officer acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for any claim, issue or matters as to which such person shall have been adjudged to be liable to the Company unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnity. Under Delaware law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification.

     The Company's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation provides that the Company shall advance expenses to the fullest extent permitted by the DGCL. The Company maintains directors' and officers' liability insurance to cover its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

     Article VI of the Company's By-laws provides that any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, shall be indemnified by the Company against the expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, By-Law, agreement, vote of shareholders or otherwise.

     The Agreement provides that the Company will indemnify a Selling Shareholder against certain liabilities, including liabilities under the Securities Act, and provides for the indemnification of the Company by a Selling Shareholder for certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the DGCL, the Company's By-laws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                        OTHER INFORMATION

     On October 31, 1995, the term of the Company's Credit Agreement (the "Credit Agreement") with Citibank, N.A. dated as of June 23, 1993 expired. Pursuant to the terms of a Commitment Letter (the "Commitment") dated as of September 20, 1995, as amended December 15, 1995, the Company is negotiating the terms of a new revolving credit facility for American Bank Note Company and American Banknote Holographics, Inc. with Chemical Bank, N.A.

     Under the Commitment, Chemical Bank has agreed, subject to satisfaction of various conditions and negotiation of documents satisfactory to the borrowers and lender, to extend up to $20 million, from time to time, to the borrowers secured by inventory and receivables, through December, 1998. The Commitment, as revised, expires January 26, 1996.

     As of January 11, 1996, the Company had approximately $3.8 million in letter of credit obligations outstanding under the expired Credit Agreement which Citibank has agreed may remain outstanding until satisfied or released and no outstanding borrowings remain thereunder.



                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The expenses payable by the Company in connection with the issuance and distribution of the Shares are set forth below. All amounts shown are estimates, except for the registration fee.

SEC Registration Fee . . . . . . . . . . . . . . . . .$   175.00
Accounting Fees and Expenses . . . . . . . . . . . . . .1,000.00
Legal Fees and Expenses. . . . . . . . . . . . . . . . .3,500.00

     None of the expenses incurred in connection with this Registration Statement will be borne by the Selling Shareholder, except for the legal expenses of any independent counsel employed by such Selling Shareholder.


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. Further, indemnification is permitted in both third-party and certain derivative suits if such director or officer acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for any claim, issue or matters as to which such person shall have been adjudged to be liable to the Company unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnity. Under Delaware law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification.

     The Company's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation provides that the Company shall advance expenses to the fullest extent permitted by the DGCL. The Company maintains directors' and officers' liability insurance to cover its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

     Article VI of the Company's By-laws provides that any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, shall be indemnified by the Company against the expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, By-Law, agreement, vote of shareholders or otherwise.


Item 16.  Exhibits.

2.1 Agreement and Plan of Merger and Certificate of Merger of United States Banknote Corporation (a New York corporation) ("USBN-NY") and United States Banknote Corporation (a Delaware corporation) dated as of June 29, 1993, are incorporated herein by reference to Exhibits 2.1 and 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (the "June 30, 1993 Form 10-Q").

2.2 Certificate of Ownership and Merger of USBN-NY into the Company dated as of July 14, 1993 is incorporated herein by reference to Exhibit 3.1 to the Company's Registration of Successor Issuer on Form 8-B filed September 30, 1993 (the "Form 8-B").

2.3 Certificate of Merger of USBN-NY into the Company dated as of July 14, 1993 is incorporated herein by reference to Exhibit 3.2 to the Form 8-B.

2.4 Certificate of Merger of USBC Acquisition, Inc. with and into the Company is incorporated herein by reference to Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1990.

4.1 Indenture dated as of May 15, 1992 between the Company and Chemical Bank, as Trustee, relating to the 10-3/8% Senior Notes due June 1, 2002 is incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated May 26, 1992 (the "May 26, 1992 Form 8-K").

4.2 Pledge Agreement, as amended, dated as of May 26, 1992 between the Company and Chemical Bank, as Trustee, relating to the Company's 10-3/8% Senior Notes due June 1, 2002 is incorporated herein by reference to Exhibit
          4.3 to the May 26, 1992 Form 8-K.

4.3 Loan Agreement among the Company, Citibank, N.A., Creditanstalt-Bankverein, The Nippon Credit Bank, Ltd., and Citibank, N.A., as Agent, dated as of June 23, 1993 is incorporated herein by reference to Exhibit 4.1 to the June 30, 1993 Form 10-Q.

4.4       First Amendment to Credit Agreement among American Bank
          Note Company and Citibank, N.A., as Agent, dated as of June 23, 1993 is incorporated herein by reference to
          Exhibit 4.2 to the June 30, 1993 Form 10-Q.

4.5       Technical Change Agreement among Company,  American
          Bank Note Company and Citibank, N.A., as Agent, dated as of June 23, 1993, is incorporated herein by reference to Exhibit 4.3 to the June 30, 1993 Form
          10-Q.

4.6 Temporary waiver respecting the extension of ABNH in Borrowing Base under the existing Credit Agreement dated September 30, 1993, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (the "September 30, 1993 Form 10-Q").

4.7 Temporary waiver respecting the Repurchase of Certain Securities dated September 24, 1993, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to Exhibit 10.3 to the September 30, 1993 Form 10-Q.

4.8 Guaranty Agreement executed by American Bank Note Holographics, Inc. in favor of Citibank, N.A., as Agent, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to Exhibit 10.1 to the September 30, 1993 Form 10-Q.

4.9 Temporary waiver respecting a non-recurring restructuring charge for the third quarter dated September 30, 1993 under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 Form 10-K").

4.10 Temporary waiver respecting the extension of the temporary inclusion of receivables and inventory of ABNH in Borrowing Base dated December 31, 1993, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit
          4.11 to the 1993 Form 10-K.

4.11 Temporary waiver respecting certain ratios and extension of the temporary inclusion of receivables and inventory of ABNH in Borrowing Base dated December 31, 1993 under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit 4.12 to the 1993 Form 10-K.

4.12 First Supplemental Indenture to 10-3/8% Senior Notes due June 1, 2002 between the Company and Chemical Bank, N.A., dated as of May 23, 1994, is incorporated herein by reference to Exhibit 4.1 to the June 30, 1994 Form 10-Q.

4.13 First Amendment to the Pledge Agreement dated as of May 26, 1992 between the Company and Chemical Bank, N.A., dated as of May 23, 1994, is incorporated herein by reference to Exhibit 4.2 to the June 30, 1994 Form 10-Q.

4.14 Indenture dated as of May 1, 1994 between the Company and The First National Bank of Boston, as Trustee, relating to the 11-5/8% Senior Notes due August 1, 2002, Series B, of the Company and Form of Series B Note, is incorporated herein by reference to Exhibits
          4.1 and 4.3 to the Company's Registration Statement on Form S-4 dated August 5, 1994.

4.15 Rights Agreement dated as of March 24, 1994 between the Company and Chemical Bank as Rights Agent (including the form of Rights Certificate and the form of Certificate of Designations as Exhibits B and C to the Rights Agreement) is incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated March 24, 1994.

4.16 Waiver and Modification, dated as of December 31, 1994, respecting non-recurring charges for the fourth quarter ended December 31, 1994 under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

4.17* Commitment Letter, dated as of September 20, 1995, concerning a revolving credit agreement among Chemical
          Bank, N.A. and American Banknote Company and American
          Banknote Holographics, Inc.

4.18*     Revised Commitment Letter dated as of December 15,
          1995, concerning a revolving credit agreement among Chemical Bank, N.A. and American Banknote Company and
          American Banknote Holographics, Inc.

5*        Opinion of Harvey J. Kesner.

8         Not Applicable.

12        Not Applicable.

15        Not applicable.

23.1**    Consent of Deloitte & Touche LLP

23.2*     Consent of Harvey J. Kesner (included in Exhibit 5).

24*       Powers of Attorney (included on signature page).

25        Not Applicable.

26        Not Applicable.

27        Not Applicable.

28        Not applicable.

_________________________
*    Filed herewith.
**   To be filed by amendment.


Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i.   To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               iii. To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 15th day of January, 1996.


                              AMERICAN BANKNOTE CORPORATION

                              By:  /s/ HARVEY J. KESNER
                              Senior Vice President, General
                              Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by or on behalf of the following persons in the capacities and on the date below indicated.

     Each person, in so signing, also makes, constitutes and appoints Morris Weissman, Chairman of the Board of Directors and Chief Executive Officer of American Banknote Corporation and John
T. Gorman, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of American Banknote Corporation, and each of them, his true and lawful attorney-in-fact, in his name, place and stead, to execute and cause to be filed with the Commission any or all amendments to this registration statement.

Signature                Date                Capacity


/s/ MORRIS WEISSMAN      January 15, 1996    Chairman of the
                                             Board of Directors
                                             and Chief Executive
                                             Officer
                  (principal executive officer)

/s/ JOHN T. GORMAN       January 15, 1996    Executive Vice
                                             President and Chief
                                             Financial Officer
          (principal financial and accounting officer)


/s/ DAVID S. ROWE-BEDDOE January 15, 1996    Director

/s/ C. GERALD GOLDSMITH  January 15, 1996    Director

/s/ IRA J. HECHLER       January 15, 1996    Director

/s/ BETTE B. ANDERSON    January 15, 1996    Director

/s/ DR. OSCAR S. ARIAS   January 15, 1996    Director

                          EXHIBIT INDEX

Exhibit
Number    Exhibit Name                                      Page

2.1 Agreement and Plan of Merger and Certificate of Merger of United States Banknote Corporation (a New York corporation) ("USBN-NY") and United States Banknote Corporation (a Delaware corpora-tion) dated as of June 29, 1993, are incorporated herein by reference to Exhibits 2.1 and 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (the "June 30, 1993 Form 10-Q")

2.2 Certificate of Ownership and Merger of USBN-NY into the Company dated as of July 14, 1993 is incorporated herein by reference to Exhibit 3.1 to the Company's Registration of Successor Issuer on Form 8-B filed September 30, 1993 (the "Form 8-B").

2.3 Certificate of Merger of USBN-NY into the Company dated as of July 14, 1993 is incorporated herein by reference to Exhibit 3.2 to the Form 8-B.

2.4       Certificate of Merger of USBC Acquisition, Inc.
          with and into the Company is incorporated herein by reference to Exhibit 4(b) to the Company's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1990.

4.1 Indenture dated as of May 15, 1992 between the Company and Chemical Bank, as Trustee, relating to the 10-3/8% Senior Notes due June 1, 2002 is incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated May 26, 1992 (the "May 26, 1992 Form 8-K").

4.2 Pledge Agreement, as amended, dated as of May 26, 1992 between the Company and Chemical Bank, as Trustee, relating to the Company's 10-3/8% Senior
          Notes due June 1, 2002 is incorporated herein by reference to Exhibit 4.3 to the May 26, 1992 Form
          8-K.

4.3       Loan Agreement among the Company, Citibank, N.A.,
          Creditanstalt-Bankverein, The Nippon Credit Bank,
          Ltd., and Citibank, N.A., as Agent, dated as of June 23, 1993 is incorporated herein by reference to Exhibit 4.1 to the June 30, 1993 Form 10-Q.

4.4 First Amendment to Credit Agreement among American Bank Note Company and Citibank, N.A., as Agent, dated as of June 23, 1993 is incorporated herein by reference to Exhibit 4.2 to the June 30, 1993 Form 10-Q.

4.5 Technical Change Agreement among Company, Ameri-can Bank Note Company and Citibank, N.A., as Agent, dated as of June 23, 1993, is incorporated herein by reference to Exhibit 4.3 to the June 30, 1993 Form 10-Q.

4.6 Temporary waiver respecting the extension of ABNH in Borrowing Base under the existing Credit Agree-ment dated September 30, 1993, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to
          Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (the "September 30, 1993 Form 10-Q").

4.7 Temporary waiver respecting the Repurchase of Certain Securities dated September 24, 1993, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993 is incorporated herein by reference to Exhibit 10.3 to the September 30, 1993 Form 10-Q.

4.8       Guaranty Agreement executed by American Bank Note
          Holographics, Inc. in favor of Citibank, N.A., as Agent, under a Credit Agreement with the Company, American Bank Note Company and Citibank, N.A., as
          Agent, dated June 23, 1993 is incorporated herein by reference to Exhibit 10.1 to the September 30, 1993 Form 10-Q.

4.9 Temporary waiver respecting a non-recurring re-structuring charge for the third quarter dated
          September 30, 1993 under a Credit Agreement with the Company, American Bank Note Company and
          Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 Form
          10-K").

4.10 Temporary waiver respecting the extension of the temporary inclusion of receivables and inventory of ABNH in Borrowing Base dated December 31, 1993, under a Credit Agreement with the Company, Ameri-can Bank Note Company and Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit 4.11 to the 1993 Form 10-K.

4.11 Temporary waiver respecting certain ratios and extension of the temporary inclusion of receiv-ables and inventory of ABNH in Borrowing Base dated December 31, 1993 under a Credit Agreement with the Company, American Bank Note Company and
          Citibank, N.A., as Agent, dated June 23, 1993, is incorporated herein by reference to Exhibit 4.12 to the 1993 Form 10-K.

4.12 First Supplemental Indenture to 10-3/8% Senior Notes due June 1, 2002 between the Company and Chemical Bank, N.A., dated as of May 23, 1994, is incorporated herein by reference to Exhibit 4.1 to the June 30, 1994 Form 10-Q.

4.13 First Amendment to the Pledge Agreement dated as of May 26, 1992 between the Company and Chemical
          Bank, N.A., dated as of May 23, 1994, is incorpo-rated herein by reference to Exhibit 4.2 to the June 30, 1994 Form 10-Q.

4.14 Indenture dated as of May 1, 1994 between the Company and The First National Bank of Boston, as Trustee, relating to the 11-5/8% Senior Notes due August 1, 2002, Series B, of the Company and Form of Series B Note, is incorporated herein by refer-ence to Exhibits 4.1 and 4.3 to the Company's Registration Statement on Form S-4 dated August 5, 1994.

4.15 Rights Agreement dated as of March 24, 1994 be-tween the Company and Chemical Bank as Rights
          Agent (including the form of Rights Certificate and the form of Certificate of Designations as Exhibits B and C to the Rights Agreement) is incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
          March 24, 1994.

4.16      Waiver and Modification, dated as of December 31,
          1994, respecting non-recurring charges for the fourth quarter ended December 31, 1994 under a Credit Agreement with the Company, American Bank
          Note Company and Citibank, N.A., as Agent, dated
          June 23, 1993 is incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

4.17* Commitment Letter, dated as of September 20, 1995, concerning a revolving credit agreement among Chemical Bank, N.A. and American Banknote Company and American Banknote Holographics, Inc.

4.18* Revised Commitment Letter dated as of December 15, 1995, concerning a revolving credit agreement among Chemical Bank, N.A. and American Banknote Company and American Banknote Holographics, Inc.

5*        Opinion of Harvey J. Kesner.

8         Not Applicable.

12        Not Applicable.

15        Not applicable.

23.1**    Consent of Deloitte & Touche LLP

23.2*     Consent of Harvey J. Kesner (included in Exhibit 5).

24*       Powers of Attorney (included on signature page).

25        Not Applicable.

26        Not Applicable.

27        Not Applicable.

28        Not applicable.

_________________________
*    Filed herewith.
**   To be filed by amendment.